PBHG INSURANCE SERIES FUND
                               CONSENT OF COUNSEL


                  We hereby consent to the use of our name and to the reference to our firm under the caption "Other Service Providers - Counsel and Independent Auditors" in the Statement of Additional Information, which is included in Post-Effective Amendment No. 20 to PBHG Insurance Series Fund's Registration Statement under the Securities Act of 1933, as amended, and Amendment No. 21 to the Registration Statement under the Investment Company Act of 1940, as amended, on Form N-1A.




                                     /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                     ------------------------------------------
                                     Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
February 22, 2005